Exhibit 99.1

Contact: Brainerd Communicators, Inc.

Jennifer Gery (media)

Mike Smargiassi/Brad Edwards (investors)

212.986.6667

Glenayre Technologies Announces First Quarter 2007 Results

Changes Name to Entertainment Distribution Company, Inc.

Ticker Symbol to Change to “EDCI”

NEW YORK – May 8, 2007 – Glenayre Technologies, Inc. (NASDAQ: GEMS), a global provider of entertainment products and services through Entertainment Distribution Company, LLC (“EDC”), today reported first quarter financial results for the period ending March 31, 2007.

The Company also announced it will be changing its name to Entertainment Distribution Company, Inc. and its ticker symbol to “EDCI”. The name and ticker symbol changes are scheduled to become effective on May 11, 2007. On the effective date all common shares for Entertainment Distribution Company, Inc., as well as shares previously registered under Glenayre Technologies, Inc. (Nasdaq: GEMS), will be traded under the new ticker symbol “EDCI”. To coincide with the name change, Entertainment Distribution Company, Inc. has launched a new corporate website at www.edcllc.com. The new website reflects the Company’s operational focus and strategic vision.

Highlights:

•	Revenue of $84.0 million for the first quarter compared to $70.1 million for the same quarter last year.
•	Net loss of $5.9 million for the first quarter compared to a loss of $6.9 million for the same quarter last year.
•	First quarter EBITDA of $(1.2) million, compared to $1.4 million in the first quarter 2006.
•	As of March 31, 2007, the Company had total unrestricted cash and short-term investments of $76.9 million.

Glenayre's President and Chief Executive Officer Jim Caparro stated, “We continue to win new business and are encouraged by our performance given the challenging music environment. Our management team is focused on cost controls and driving process improvements as we implement our post peak season projects. Overall, from an operational perspective we are executing well and look to provide our customers with value added services that further differentiate EDC within the industry.”

“We are delivering on our growth plan and made progress on a number of strategic initiatives. Given our leadership position in the industry and strong balance sheet we are well positioned to capitalize on several growth opportunities on the physical side of our

-continued-

business and we are in early discussions regarding the implementation of our digital strategy.”

Management will host a conference call to discuss its first quarter 2007 financial results today at 4:30 p.m. ET. To access the conference call, please dial 973- 582-2706 the reference pass code for the call is 8712906. A live webcast of the conference call will also be available on the Company's corporate website, located at www.glenayre.com. A replay of the conference call will be available through Tuesday, May 15, 2007. The replay can be accessed by dialing 973-341-3080. The pass code for the replay is 8712906.

Summary of First Quarter 2007

For the first quarter of 2007, the Company reported revenue of $84.0 million compared to $70.1 million for the first quarter of 2006. The increase was primarily attributed to revenues from our UK operations acquired in July 2006.

The Company had an EBITDA loss of $1.2 million in the first quarter of 2007, as compared to positive EBITDA of $1.4 million in the first quarter of 2006. The first quarter of 2007 included SG&A charges related to our stock option investigation and on-going options litigation. EBITDA is a non-GAAP financial measure. A reconciliation between EBITDA and the most directly comparable GAAP financial measure is provided following the Consolidated Financial Statements included in this release. The reconciliation also includes a description of how the Company calculates EBITDA.

The Company reported net losses from continuing operations of $6.7 million for the first quarter of 2007, or $0.10 per diluted share, which compares to a loss of $3.8 million, or $0.06 per diluted share, for the first quarter of 2006.

Guidance

The Company is reconfirming its previously issued guidance for the full-year 2007. For 2007, the Company expects EBITDA to grow at approximately 10 percent, roughly the same rate as in 2006. EDC is directly impacted by the trend in sales of CD’s and DVD’s. The Company’s assumptions are that CD sales globally will decline by roughly 7% for the full-year 2007. There has been an acceleration in the rate of decline in the first few months of 2007 and the Company is closely monitoring these trends as a further deterioration in the month over month sales of CD’s and DVD’s will certainly impact EBITDA expectations for the year.

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About Glenayre Technologies

Glenayre Technologies (NASDAQ: GEMS) is a global provider of entertainment products through Entertainment Distribution Company, LLC (EDC). EDC is the largest provider of pre-recorded entertainment products, including CDs and DVDs, for Universal Music Group, the world leader in music sales. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hanover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.glenayre.com.

Safe Harbor Statement

This news release contains statements that may be forward-looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and the Company's most recently filed Quarterly Reports on Form 10-Q. These factors include, but are not limited to potential intellectual property infringement claims; internal control deficiencies, litigation; potential acquisitions and strategic investments; environmental laws and regulations; ability to attract and retain key personnel; volatility of stock price; competition; variability of quarterly results and dependence on key customers; international business risks; sensitivity to economic trends and consumer preferences; increased costs or shortages of raw materials or energy; advances in technology and changes in customer demands; development of digital distribution alternatives including copying and distribution of music and video files; continuation and expansion of third-party agreements; proprietary technology; potential changes in government regulation; potential market changes resulting from rapid technological advances; restructuring activities; variability in production levels; and compliance with Senior Secured Credit Facility covenants. The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$76,897	$96,088
Restricted cash	1,639	1,972
Accounts receivable, net of allowances for doubtful accounts of $557 and $558
for 2007 and 2006, respectively	47,456	43,677
Current portion of long-term receivable	1,174	1,933
Inventories, net	8,785	8,684
Prepaid expenses and other current assets	16,675	15,850
Current assets, discontinued operations	682	946
Total Current Assets	153,308	169,150
Restricted cash	23,448	22,390
Property, plant and equipment, net	57,503	59,219
Long-term receivable	3,933	4,078
Goodwill	2,382	2,382
Intangible assets	56,539	58,164
Deferred income taxes	2,538	2,943
Other assets	5,923	5,910
TOTAL ASSETS	$305,574	$324,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$24,208	$30,233
Accrued and other liabilities	37,630	35,799
Income taxes payable	3,985	13,981
Deferred income taxes	75	262
Loans from employees	1,147	1,250
Current portion of long-term debt	22,452	22,157
Accrued liabilities, discontinued operations	1,286	5,594
Total Current Liabilities	90,783	109,276
Other non-current liabilities	9,455	4,151
Loans from employees	3,107	4,216
Long-term debt	44,192	43,959
Pension and other defined benefit obligations	36,745	35,774
Deferred income taxes	7,795	8,663
Total Liabilities	192,077	206,039
Minority interest in subsidiary company	5,662	5,412
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares
issued and outstanding	-	-
Common stock, $.02 par value; authorized: 200,000,000 shares, issued and
outstanding: 2007 -- 69,630,969 shares; 2006 -- 69,325,780 shares	1,393	1,387
Additional paid in capital	369,140	368,493
Accumulated deficit	(264,130)	(258,199)
Other comprehensive income	1,432	1,104
Total Stockholders' Equity	107,835	112,785
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$305,574	$324,236

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March31,
	2007	2006

(In thousands, except per share amounts)
REVENUES:
Product sales	$64,469	$49,691
Service revenues	19,541	20,385
Total Revenues	84,010	70,076
COST OF REVENUES:
Cost of sales	57,763	44,591
Cost of services	15,403	15,380
Total Cost of Revenues	73,166	59,971
GROSS PROFIT	10,844	10,105
OPERATING EXPENSES:
Selling, general and administrative expense	15,232	11,725
Amortization of intangible assets	2,034	1,755
Total Operating Expenses	17,266	13,480
OPERATING LOSS	(6,422)	(3,375)
OTHER INCOME (EXPENSE):
Interest income	1,157	1,048
Interest expense	(1,299)	(1,411)
Loss on currency swap, net	(357)	(727)
Gain on currency transaction, net	109	413
Other gain (loss), net	11	(8)
Total Other Income (Expense)	(379)	(685)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME	(6,801)	(4,060)
TAXES, DISCONTINUED OPERATIONS AND GAIN ON
SALE OF MESSAGING BUSINESS

Income tax benefit	(86)	(263)
LOSS FROM CONTINUING OPERATIONS BEFORE DISCONTINUED	(6,715)	(3,797)
OPERATIONS AND GAIN ON SALE OF MESSAGING BUSINESS

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(304)	(3,125)
GAIN ON SALE OF MESSAGING BUSINESS, NET OF TAX	1,088	—
NET LOSS	$(5,931)	$(6,922)
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations	$(0.10)	$(0.06)
Loss from discontinued operations	—	(0.05)
Gain on sale of Messaging	0.02	—
Net loss per weighted average common share	$(0.09)	$(0.10)
INCOME (LOSS) PER COMMON SHARE -- ASSUMING DILUTION (1):
Loss from continuing operations	$(0.10)	$(0.06)
Loss from discontinued operations	—	(0.05)
Gain on sale of Messaging	0.02	—
Net loss per weighted average common share	$(0.09)	$(0.10)

(1) Income per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

Glenayre Technologies, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations and earnings before interest, taxes, and depreciation and amortization from continuing operations.

EBITDA is income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	Three Months Ended
	March 31,
	2006	2005

Income (loss) from continuing operations	(6,715)	(3,797)

Income tax benefit	(86)	(263)
Loss on currency swap, net	357	727
Transaction gain, net	(109)	(413)
Interest expense (income), net	142	363
Depreciation and amortization	5,268	4,744
Other (income) expense, net	(11)	8

EBITDA from continuing operations	$(1,154)	$1,369